LAW OFFICES
                    -----------------------------------------
                           SHOOK, HARDY & BACON L.L.P.

                         1010 GRAND BOULEVARD, 5TH FLOOR
                              POST OFFICE BOX 15607
                        KANSAS CITY, MISSOURI 64106-0607
                TELEPHONE (816) 474-6550 FACSIMILE (816) 842-3190



                                January 14, 2002



First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

         Re:      FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Dear Sir/Madam:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

         By this consent, we confirm that the provisions of our opinion letter dated March 15, 2000, dealing with assumptions and limitations, remain in full force and effect.

                                                 Very truly yours,

                                                 /s/ Shook, Hardy & Bacon L.L.P.

                                                 SHOOK, HARDY & BACON L.L.P.